Innodata Reports Second Quarter 2012 Results

NEW YORK – July 26, 2012 – INNODATA INC. (NASDAQ: INOD) today reported results for the second quarter and the six months ended June 30, 2012.

•	Total revenue was $22.8 million for the second quarter of 2012, a 9% sequential decline from $25.1 million in the first quarter of 2012 and a 40% increase from $16.3 million in the second quarter of 2011. Net earnings for the second quarter of 2012 were $2.1 million, or $0.08 per diluted share, compared to net earnings of $3.4 million, or $0.13 per diluted share, in the first quarter of 2012. Net earnings for the second quarter of 2011 were $0.8 million, or $0.03 per diluted share.

•	For the first six months of 2012, revenues were $48 million, up 55% from $31 million in the first six months of 2011. Net earnings were $5.5 million, or $0.21 per diluted share, during the first six months of 2012, compared with net earnings of $0.8 million, or $0.03 per diluted share, for the same period in 2011.

•	Cash, cash equivalents and investments were $23.0 million at both June 30, 2012 and March 31, 2012. As of June 30, 2012, the Company had no debt, and stockholders’ equity was $48.5 million.

•	Capital expenditures in the second quarter were approximately $2.3 million, incurred primarily to complete the expansion of new delivery centers in Asia and to fund continued investment in the Innodata Advanced Data Solution (IADS) businesses.

Jack Abuhoff, the Company’s Chairman and CEO, stated, “The $2.4 million decline in revenues from Q1 to Q2 primarily reflects a reduction in revenue from a large e-book client that shifted its budgetary priority from standard English language content to international and enhanced content. We expect that this shift will continue in the second half of 2012 and that revenues from this client will continue to decline during this period. At the same time, and in close collaboration with our major clients, we continue to develop valuable technological capabilities to continue in the forefront of our industry as market demands move.

“Revenues in our new IADS division have not been significant to date. Nevertheless, the reception we are receiving in active discussions with more than 50 major firms in life insurance, healthcare and pharma, as well as a contract that we signed at the end of the second quarter with a prominent company in the health-care sector, reinforces our expectation that there is considerable market potential ahead of us.”

Abuhoff added, “We are forecasting third quarter revenue to be in the range of $18 to $20 million, and we are targeting sequential growth in Q4. We also anticipate overall growth in revenues for 2012 as a whole.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-967-7184 (Domestic)

1-719-325-2370 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 4736219

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

Innodata Inc. (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information. Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world’s preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely”, “optimistic” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that our Innodata Advanced Data Solutions segment is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the Company’s contracts with its Content Services segment customers and the ability of the customers to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of customers; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Actual results may differ significantly.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenues	$22,768	$16,257	$47,904	$30,958

Operating costs and expenses:
Direct operating expenses	14,654	11,370	30,759	22,043
Selling and administrative expenses	6,186	4,071	11,586	8,124
Interest income, net	(90)	(170)	(181)	(279)

Total	20,750	15,271	42,164	29,888
Income before provision for income taxes	2,018	986	5,740	1,070
Provision for income taxes	365	228	1,273	297
Net income	1,653	758	4,467	773
Loss attributable to non-controlling interests	435	49	1053	49
Net income attributable to Innodata Inc. and
Subsidiaries	$2,088	$807	$5,520	$822

Income per share attributable to
Innodata Inc. and Subsidiaries:
Basic	$0.08	$0.03	$0.22	$0.03
Diluted	$0.08	$0.03	$0.21	$0.03
Weighted average shares outstanding:
Basic	25,085	25,059	24,771	25,107
Diluted	26,862	25,308	26,459	25,262

Net income attributable to
Innodata Inc. and Subsidiaries	$2,088	$807	$5,520	$822
Pension liability adjustment, net of taxes	9	5	17	14
Change in fair value of derivatives	68	(311)	761	(397)
Comprehensive income attributable to
Innodata Inc. and Subsidiaries	$2,165	$501	$6,298	$439

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$20,732	$11,389
Short term investments - other	2,604	5,828
Accounts receivable, net	18,920	21,706
Prepaid expenses and other current assets	2,361	2,984
Deferred income taxes	1,483	1,934
Total current assets	46,100	43,841
Property and equipment, net	10,410	7,430
Other assets	3,588	3,565
Deferred income taxes	3,607	3,886
Goodwill	675	675
Total assets	$64,380	$59,397
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,748	$5,873
Accrued salaries, wages and related benefits	6,590	6,596
Income and other taxes	2,184	2,576
Current portion of long-term obligations	586	639
Deferred income taxes	9	9
Total current liabilities	14,117	15,693
Deferred income taxes	153	153
Long-term obligations	3,206	2,944
Non-controlling interests	(1,614)	(561)
STOCKHOLDERS' EQUITY	48,518	41,168
Total liabilities and stockholders’ equity	$64,380	$59,397